UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	36-4767730
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Milam, Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-191298

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common shares representing limited liability company interests in Cheniere Energy Partners LP Holdings, LLC (the “Registrant”) is set forth under the captions “Dividends and Distribution Policies—Our Dividend Policy,” “Description of Our Shares,” “Description of Our Company Agreement and Cheniere Partners’ Partnership Agreement—Our Limited Liability Company Agreement,” and “Shares Eligible for Future Sale” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-191298), initially filed with the Securities and Exchange Commission on September 20, 2013 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.	Exhibits.

None. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 10, 2013	CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC

	By:	/s/ H. Davis Thames
		Name:	H. Davis Thames
		Title:	Chief Financial Officer